UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ARES CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Your Vote Counts! ARES CAPITAL CORPORATION 245 PARK AVENUE 44TH FLOOR NEW YORK, NY 10167 ARES CAPITAL CORPORATION 2021 Special Meeting Vote by August 12, 2021 11:59 PM ET D55079-S24295 You invested in ARES CAPITAL CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Special Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on August 13, 2021. Vote Virtually at the Meeting* August 13, 2021 3:00 PM Eastern Time Virtually at: www.virtualshareholdermeeting.com/ARCC2021SM *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1 For complete information and to vote, visit www.ProxyVote.com Control # D55079-S24295 Get informed before you vote View the Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to July 30, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends D55080-S24295 1. To authorize the Company, with the approval of its board of directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to the limitations set forth in the proxy statement for the special meeting of stockholders (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock). For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.